EXHIBIT 99.2

LETTER OF TRANSMITTAL

LETTER OF TRANSMITTAL
TO ACCOMPANY CERTIFICATE(S) FORMERLY REPRESENTING SHARES
OF COMMON STOCK OF BANK OF GRAY

By Mail: Registrar and Transfer Company Attn: Corporate Actions 10 Commerce Drive Cranford, New Jersey 07016	EXCHANGE AGENT: REGISTRAR AND TRANSFER COMPANY Stockholder Information 1-800-368-5948	By Hand: c/o The Depository Trust Co. Transfer Agent Drop 55 Water Street, 1st Floor New York, New York 10041-0099

DESCRIPTION OF CERTIFICATES SURRENDERED

Certificate(s) Enclosed (Attach List if necessary)

(See Instructions) Name(s) and Address of Registered Holder(s)	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)

TOTAL SHARES

☐ Check the box to the left if you have lost any of your certificates and complete Affidavit For Lost Certificate(s) on the reverse side (See Instruction 5).

SIGNATURES MUST BE PROVIDED BELOW – PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

In accordance with the terms and conditions of the Agreement and Plan of Reorganization (the “Merger Agreement”) between SNB Bancshares, Inc., a Georgia corporation, and Bank of Gray, a Georgia corporation, dated October 25, 2002, and the transactions incident thereto (the “Merger”), the undersigned herewith surrenders the above described certificate(s) to Registrar and Transfer Company (the “Exchange Agent”). Prior to the Merger, the certificate(s) represented shares of Bank of Gray’s $100.00 par value common stock (the “Shares”). As part of the merger, the shareholders of Bank of Gray will receive 314.2 shares of common stock of SNB Bancshares, Inc. and $3,000.00 cash for every one share of the Company’s common stock held.

I (We) (i) hereby represent and warrant that I (we) have full authority to deliver, surrender, transfer and assign the above certificate(s) as provided herein and agree to furnish or execute any additional documents requested, and to comply with any additional requirements imposed, by the Exchange Agent or SNB Bancshares, Inc. to complete such delivery, surrender, transfer and exchange; and (ii) understand and agree that the Instructions on the reverse side of this Letter of Transmittal are part of the terms and conditions for surrender of the enclosed certificate(s) and are incorporated herein by reference.

This Letter of Transmittal must be signed by registered holder(s) exactly as name appears on the certificate(s), or by the authorized agent of such registered holder(s).

SPECIAL ISSUANCE INSTRUCTIONS

Complete ONLY if the new certificates is to be issued in a name which differs from the name on the surrendered certificate(s). Stock must be properly assigned and assigned and signatures guaranteed (See Instruction #3)

Issue and mail stock certificate to (please print):

Name:_______________________________________

(Please Print: First, Middle & Last Name)

Address:_____________________________________

____________________________________________

____________________________________________

(Including Zip Code)

Dated:_______________________________________

SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the new certificate is to be mailed to another address other than the address reflected above. (See Instruction #4)

Name:_______________________________________

(Please Print: First, Middle & Last Name)

Address:_____________________________________

____________________________________________

____________________________________________

(Including Zip Code)

Very truly yours,

____________________________________________

____________________________________________

Signature(s) of registered holder(s) exactly as name appears on the certificate(s) or by person(s) authorized to become registered holder(s) by certificate and document(s) transmitted herewith.

IMPORTANT- THE BOX BELOW MUST BE SIGNED AND DATED AND THE SUBSTITUTE FORM
W-9 ON THE REVERSE SIDE MUST BE COMPLETED WITH SIGNATURE AND TAX ID NUMBER

SIGNATURE(S) REQUIRED

Signature(s) of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as names(s) appear(s) on stock certificate(s). If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth title. (See Instruction # 2 & 3).

SIGNATURE(S) GUARANTEED REQUIRED

Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a member of a “Signature Guarantee Program” (“Stamp”), Stock Exchange Medallion Program (“Semp”) or New York Stock Exchange Medallion Signature Program (“MS”) (an “Eligible Institution”), the above signature(s) must be guaranteed by an Eligible Institution.

Issue and mail stock certificate to (please print) :

_____________________________________________	_____________________________________________
Registered Holder Signature	Authorized Signature
_____________________________________________	_____________________________________________
Registered Holder Signature	Name of Firm (Please Print)
_____________________________________________	_____________________________________________
Title, if any	Address of Firm
_____________________________________________
Phone Date

PAYER’S NAME: SNB BANCSHARES, INC.

SUBSTITUTE

Form W-9

Department of the Treasury

Internal Revenue Service

Payer’s Request for Taxpayer

Identification Number

(See Instruction 7)

Please fill in your name and address below.

______________________________

Name:

______________________________

Business name, if different from above

Check appropriate box:

☐ Individual/Sole proprietor

☐ Partnership

☐ Corporation

☐ Other_______________________

______________________________

Address (number and street)

______________________________

City, State and Zip Code

Part 1 — TAXPAYER IDENTIFICATION NO - FOR ALL ACCOUNTS ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE APPROPRIATE BOX FOR MOST INDIVIDUALS AND SOLE PROPRIETORS, THIS IS YOUR SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER. IF YOU DO NOT HAVE A NUMBER, SEE “HOW TO OBTAIN A TIN” IN THE ENCLOSED GUIDELINES.

Note: If the account is in more than one name, see the chart on the enclosed Guidelines to determine what number to enter.

_____________________ Social Security Number(s) OR _____________________ Employer Identification Number(s)

Part 2 — Certification — For Payees Exempt from Backup Withholding (see enclosed Guidelines) – Under penalties of perjury, I certify that:

(1) The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and

(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. person (including a U.S. resident alien).

Part 3 — Awaiting TIN ☐

Certificate Instructions — You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to and individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the enclosed Guidelines).

SIGNATURE ____________________________________________________ DATE ________________, 20_____.

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW INSTRUCTION # 7 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
THE BOX IN PART 3 OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to you within 60 days, you are required to withhold the applicable withholding rate (in 2002) of all reportable payments thereafter made to me until I provide a number.

__________________________________________                                    _____________________________, 20______

Signature                                                                                               Date

INSTRUCTIONS FOR SURRENDERING CERTIFICATES
Forming Part of the Terms and Conditions of this Letter of Transmittal

1.        General. The Letter of Transmittal, properly filled in and signed by or on behalf of the registered holder(s) of Bank of Gray accompanied by certificate(s) for shares of SNB Bancshares, Inc. when surrendered to the Exchange Agent, Registrar and Transfer Company, at the addresses set forth on the reverse side, will entitle you to receive an equal number of shares of Bank of Gray plus payment of fractional shares, if any, as provided in the Plan and Agreement of Reorganization. For your convenience, a return envelope addressed to the Exchange Agent is enclosed.

The method of delivery of the certificate(s) is at the option and risk of the stockholder, but if the certificate(s) or documents are sent by mail, it is suggested that insured or registered mail be used for the stockholder’s protection, and you should insure your certificate(s) for 1/2% of their market value.

Insert in the box at the top of the Letter of Transmittal the certificate number(s) of the common stock certificate(s) which you are surrendering herewith and the number of shares represented by each certificate. If the space provided is insufficient, attach a separate sheet listing this information.

2.        Authority of Signatory. If the Letter of Transmittal is executed by an agent, attorney, executor, administrator, trustee, guardian or other fiduciary, or by a person acting in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, the full title of such person must be given and proper documentary evidence of his appointment and authority to act in such capacity (including, where necessary, bylaws, corporate resolutions and court orders) must be forwarded with the surrendered stock certificate(s) and this Letter of Transmittal.

3.        New Certificate issued in Different Name. If the section entitled “Special Issuance Instructions” is completed, then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each an “Eligible Institution”). If the surrendered certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if issuance is to be made to a person other than the registered owner(s), the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s) with the signatures on the Certificate(s) or stock powers(s) guaranteed by an Eligible Institution as provided herein.

4.        Special Issuance and Delivery Instructions. Indicate the name and address in which the new Certificate is to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal. The shareholder is required to give the social security number or employee identification number of the record owner of the shares. If Special Issuance Instructions have been completed, the shareholder named therein will be considered the record owner for this purpose.

5.        Letter of Transmittal Required; Surrender of Certificate(s), Lost Certificate(s). You will not receive your new Certificate unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Exchange Agent, together with the certificate(s) evidencing your shares and any required accompanying evidences of authority. If your certificate(s) representing shares of Bank of Gray has been lost, stolen, or destroyed, you should check the box on the face of the Letter of Transmittal indicating that the certificate(s) is lost, complete the rest of the form including the Affidavit For Lost Certificate(s) on the Letter of Transmittal and return it to us along with a check payable to Seaboard Surety Company in the amount of 1.5% of the market value of the stock and with any certificate(s) of Bank of Gray stock in your possession.

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)

The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this letter of transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.

In requesting the replacement of this certificate(s), I hereby agree that: If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless SNB Bancshares, Inc. Seaboard Surety Company, and Registrar and Transfer Company, and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company. My check, payable to the Seaboard Surety Company, to cover the premium of 1.5% of the market value of the stock, is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.

Sign Here_________________________________________________________

Co-Owner, if any:___________________________________________________  Date______________, 20___

6.        Validity of Surrender; Irregularities. All questions as to validity, form and eligibility of any surrender of certificate(s) will be determined by SNB Bancshares, Inc. (which may delegate the power to so determine in whole or in part to the Exchange Agent), and such determination shall be final and binding absent manifest error. SNB Bancshares, Inc. reserves the right to waive any irregularities or defects in the surrender of any certificate(s) and its interpretation of the terms and conditions of this Letter of Transmittal or any other documents delivered therewith with respect to such irregularities or defects shall be in its sole discretion. A surrender will not be deemed to have been validly made until all irregularities and defects have been cured.

7.        Substitute Form W-9. Each surrendering shareholder is required to provide the Exchange Agent with such holder’s correct taxpayer identification number (“TIN”) on the above Substitute Form W-9 and to certify whether the shareholder is subject to backup withholding. Failure to provide such information on the form, may subject the surrendering shareholder to federal income tax withholding at the applicable withholding rate on payments made to such surrendering shareholder with respect to the shares. If such holder is an individual, the TIN is his or her social security number. A holder must cross out item (2) in part 2 of Substitute Form W-9 if such holder is subject to backup withholding. The box in part 3 of the form should be checked if the surrendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in part 3 is checked, the surrendering holder must also complete the certificate of awaiting taxpayer identification number in order to avoid backup withholding. If you checked the box in part 3 and do not provide the Exchange Agent with a properly certified TIN within 60 days, the Exchange Agent will withhold taxes at the applicable withholding rate on reportable payments made thereafter until a properly certified TIN is received by the Exchange Agent. During the 60-day period, the Exchange Agent will withhold the applicable withholding rate on any reportable dividend payments made prior to the time a properly certified TIN is provided to the Exchange Agent. However, such amounts will be refunded to such surrendering holder if a TIN is provided to the Exchange Agent within 60 days.

Certain holders, (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by checking the box in part 4 of substitute form W-9 above. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual’s exempt status. Forms of such statements may be obtained from the Exchange Agent. If backup withholding applies, the Exchange Agent is required to withhold tax at the applicable rate of any payments made to the holder or other payee. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

8.        Inquiries. All inquiries with respect to the surrender of certificates of common stock should be made directly to the Exchange Agent, Registrar and Transfer Company, at 1- 800-368-5948.

Frequently Asked Questions About Letters of Transmittal

1.        What is a Letter of Transmittal?

A Letter of Transmittal is a form generally used for an exchange of stock and/or a cash payment.

2.        Why did I receive it?

The company in which you own stock has reorganized into another company as part of the conversion and reorganization of Bank of Gray. You have been sent this form to complete and return along with your certificates to effect the exchange of the stock you hold. You will be sent shares of the new company and cash.

3.        Suppose I decide not to fill it out and return it with my certificates. What happens?

If you do not send in your certificates for the exchange, you may lose voting rights and any dividends or stock splits that are declared. You will also be holding certificates in a company that does not exist anymore and, depending on the escheatment laws of your state, your shares may eventually be considered abandoned property and turned over to the state.

4.         I would prefer to sell my shares now, instead of going through with the exchange.

When a company goes into exchange, the old shares are pulled from the market and can no longer be sold. After the exchange is made, you can take your new certificates to a stockbroker in order to sell them.

5.        If I send in my certificates, I have no proof I owned these stocks. If something happens, then what?

We recommend you make copies of your certificate(s) and completed Letter of Transmittal. We also recommend sending them registered mail, return receipt requested, and insured for 1.5% of the market value. This is the amount that it commonly costs to replace a lost certificate(s). The address to which the certificate(s) and completed Letter of Transmittal should be sent is as follows:

Registrar and Transfer Company 10 Commerce Drive Cranford, NJ 07016 Attn: Corporate Actions

6.        What happens if my certificate(s) is lost, stolen or destroyed?

If your certificate(s) have been lost, stolen or destroyed, you should check the box on the face of the Letter of Transmittal indicating that the certificate(s) is lost, complete the rest of the form including the Affidavit For Lost Stock Certificate(s) on the reverse side of the Letter of Transmittal and return it to us along with a check payable to Seaboard Surety in the amount o 1.5% of the market value of the stock and, any certificate(s) in your possession.

7.        What do I have to fill out?

The basic parts of the Letter of Transmittal to be filled out are:

•          Listing the certificate numbers and number of shares being returned

•          The signature(s) of the registered holder(s)

            (Please be sure to sign your name(s) exactly as it/they appear in the registration on your certificate)

•          Date

•          Your phone number

Also, you should complete the Substitute Form W-9 or you may be subject to backup withholding tax. If there is a change in the registration, and you are not sure how to proceed, please call Registrar and Transfer’s Investor Relations Department at 1-800-368-5948 for instructions.

8.        What is the Substitute Form W-9 and why do I have to fill it out?

The Substitute Form W-9 has nothing to do with how you pay your taxes. Rather, it is used to certify your social security number. It is an IRS requirement. Otherwise, the IRS will require that we deduct 30% from whatever monies are due you. You should fill out the spaces provided for your name, address and social security number, and then sign and date this form. Only one social security number and signature is needed in the case of joint accounts. The Certificate of Awaiting Taxpayer Identification Number should be used if you are awaiting a social security number or other federal tax identification number. Remember, your Tax Identification Number (TIN), in most cases, is your social security number.

9.        Where can I call if I have more questions?

Please call Registrar and Transfer’s Investor Relations Department at 1-800-368-5948 during the hours of 8:30 am to 6:00 pm Eastern Time for further assistance, or you may E-mail us at info@rtco.com.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. – Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give the SOCIAL SECURITY number of –	For this type of account:	Give the EMPLOYER IDENTIFICATION number of –

1. An individual’s account	The individual	9. The valid trust, estate, or pension trust	The legal entity (do not furnish the trust identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(5)
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, any one of the individuals (1)
3. Husband and wife (joint account)	The actual owner of the account or, if joint funds, either person(1)	10. Corporate account	The corporation
4. Custodian account of minor (Uniform Gift to Minors Act)	The minor(2)	11. Religious, charitable, or educational organization account	The organization
5. Adult and minor (joint account)	The adult or, if the minor is (joint account) the only contributor, the minor(1)	12. Partnership account held in the name of the business	The partnership
6. Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)	13. Association, club, or other tax-exempt organization	The organization
7. a. The usual revocable saving trust account (grantor is also trustee)	The grantor-trustee(1)	14. The broker or registered nominee	The broker or nominee
b. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)	15. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity
8. Sole proprietorship account	The owner(4)

(1)       List first and circle the name of the person whose number you furnish.

(2)       Circle the minor’s name and furnish the minor’s social security number.

(3)       Circle the ward’s, minor’s, or incompetent person’s name and furnish such person’s social security number.

(4)       Show the name of the owner.

(5)       List first and circle the name of the legal trust, estate, or pension trust.

NOTE:   IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt From Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

•          A corporation.

•          A financial institution.

•          An organization exempt from tax under section 501(a), or an individual retirement plan.

•          The United States or any agency or instrumentality thereof.

•          A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•          An international organization, or any agency or instrumentality thereof.

•          A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

•          A real estate investment trust.

•          A common trust fund operated by a bank under section 584(a).

•          An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

•          An entity registered at all times under the Investment Company Act of 1940.

•          A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•          Payments to nonresident aliens subject to withholding under section 1441.

•          Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

•          Payments of patronage dividends where the amount received is not paid in money.

•          Payments made by certain foreign organizations.

•          Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

•          Payments of interest on obligations issued by individuals.
Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•          Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•          Payments described in section 6049(b)(5) to nonresident aliens.

•          Payments on tax-free covenant bonds under section 1451.

•          Payments made by certain foreign organizations.

•          Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice. – Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Effective January 1, 2002, payers must generally withhold the applicable withholding rate of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.–If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments – If you fail to include any portion of includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to the failure unless there is clear and convincing evidence to the contrary.

(3) Civil Penalty for False Information With Respect to Withholding. – If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) Criminal Penalty for Falsifying Information. – Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

SNB BANCSHARES, INC.

Dear Shareholder:

I am pleased to announce that, as of the close of business on ___________________, Bank of Gray completed the merger with SNB Bancshares, Inc.

To receive your new stock certificate(s), please mail your Bank of Gray stock certificates, together with the enclosed Letter of Transmittal, as soon as possible, to Registrar and Transfer Company, the Exchange Agent, at the address specified below. Before filling out the Letter of Transmittal, be sure you carefully read it and the instructions on the reverse side. A self-addressed envelope is enclosed for your convenience. If the certificates are sent by mail, we strongly recommend using registered mail, with return receipt requested, properly insured.

Mailing Address: Registrar and Transfer Company 10 Commerce Drive Cranford, New Jersey 07016

If you have any questions about the Letter of Transmittal, please call the Exchange Agent at (800) 368 5948, or contact them by email at info@rtco.com. Frequently Asked Questions about the Letter of Transmittal are also available at www.dbni.net.

Sincerely,

H. Averett Walker, President and CEO